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                 [WILSON, SONSINI GOODRICH & ROSATI LETTERHEAD]


                                  May 25, 1996

CKS Group, Inc.
10441 Bandley Drive
Cupertino, CA 95014

         RE:      AMENDMENT NO. 1 TO FORM S-1 REGISTRATION STATEMENT

Ladies and Gentlemen:

         We have examined the Registration Statement filed originally by you with the Securities and Exchange Commission on March 12, 1996 (Registration No. 333-2178), as amended by Amendment No. 1 thereto (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 2,070,000 shares of your Common Stock, $0.001 par value, including up to 401,500 shares to be issued by you in connection therewith (the "Company Shares"). The Company Shares include an over-allotment option to purchase 270,000 shares granted to the underwriters of the offering. We understand that the Company Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement being filed as an exhibit thereto. As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Company Shares.

         It is our opinion that the Company Shares when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                   Very truly yours,

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation

                                   /s/ WILSON, SONSINI, GOODRICH & ROSATI, P.C.
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